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                                                                    EXHIBIT 99.3

                          CLEARVIEW CINEMA GROUP, INC.

                   97 MAIN STREET, CHATHAM, NEW JERSEY 07928

                                     PROXY

    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 1, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints A. Dale Mayo and Robert D. Lister and each or either of them as proxies, each with power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock, par value $.01 per share of Clearview Cinema Group, Inc. (the "Company"), and all shares of Class A Convertible Preferred Stock, par value $.01 per share of the Company, which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on December 1, 1998, commencing at 10:00 a.m., local time, at Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, 45th Floor, New York, New York 10020 or any adjournment or postponement thereof as follows on the reverse side of this proxy card.

                      PLEASE DATE AND SIGN ON REVERSE SIDE

                                              CLEARVIEW CINEMA GROUP, INC.
                                              P.O. BOX 11441
                                              NEW YORK, N.Y. 10203-0441
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1. To approve and adopt an Agreement and Plan of Merger, dated as of August 12,
   1998, among Cablevision Systems Corporation ("Cablevision"), CCG Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Cablevision ("Merger Sub"), and the Company, which provides for the merger (the "Merger") of Merger Sub with and into the Company, with Merger Sub being the surviving corporation in the Merger; provided, however, that if the Average Cablevision Share Price (as defined in the accompanying Proxy Statement/Prospectus) is less than the Floor Price (as defined in the accompanying Proxy Statement/Prospectus), or in certain other circumstances at Cablevision's sole option and discretion, at the effective time of the Merger, Merger Sub will be merged with and into the Company, with the Company being the surviving corporation, as described in the accompanying Proxy Statement/Prospectus.

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2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" IN THE MERGER PROPOSAL.
                                                        Change of Address and
                                                        or Comments Mark Here[ ]

                                             Note: Please sign exactly as name
                                             or names appear hereon. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give your full title. If a
                                             corporation, please sign in full
                                             corporate name by president or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             DATED

                                            -----------------------------------,
                                             1998

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                                                        SIGNATURE(S)

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                                                        SIGNATURE(S)

Please mark, sign, date and return this proxy card promptly using the enclosed
white postage paid envelope marked "Proxy".   Votes must be indicated
                                                        (x) in Black or Blue
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